Oppenheimer Discovery Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares

  01/09/87             0.0200            0.0000                 16.190
  12/24/87             0.0500            1.9750                 15.230
  12/23/88             0.1430            0.0000                 17.670
  12/22/89             0.3000            1.5600                 21.490
  12/21/90             0.1900            0.6750                 17.830
  12/20/91             0.0000            1.2900                 26.480
  12/28/93             0.0000            1.0000                 38.300
  12/20/94             0.0000            1.6170                 32.150

Class B Shares
  12/20/94             0.0000            1.6170                 31.960

Class Y Shares
  12/20/94             0.0000            1.6170                 32.190



1. Average Annual Total Returns for the Periods Ended 09/30/95:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

       One Year                          Five Year

       $1,206.62 1                       $2,713.07 .2
      (---------) - 1 = 20.66%          (---------)  - 1 = 22.09%
         $1,000                           $1,000


        Inception

        $4,238.98 .1105
       (---------)  - 1 = 17.30%
          $1,000


Oppenheimer Discovery Fund
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1.  Average Annual Total Returns for the Periods Ended 09/30/95 (Continued):

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 4.00% for the inception year:

        One Year                            Inception

        $1,220.40 1                         $1,205.96 .6677
       (---------) - 1 = 22.04%            (---------) - 1 = 13.32%
          $1,000                              $1,000



Class Y Shares

Examples, assuming a maximum sales charge of 0.00%:

        One Year                            Inception

        $1,282.81 1                         $1,323.83 .7515
       (---------) - 1 = 28.28%            (---------) - 1 = 23.47%
          $1,000                              $1,000



Examples at NAV:

Class A Shares

        One Year                            Five Year

        $1,280.25 1                         $2,878.54 .2
       (---------) - 1 = 28.03%            (---------) - 1 = 23.55%
          $1,000                              $1,000

        Inception

        $4,497.65 .1105
       (---------) - 1 = 18.07%
          $1,000


Class B Shares

        One Year                            Inception

        $1,270.41 1                         $1,245.97 .6677
       (---------) - 1 = 27.04%            (---------) - 1 = 15.82%
          $1,000                              $1,000


Class Y Shares

        One Year                            Inception

        $1,282.81 1                         $1,323.83 .7515
       (---------) - 1 = 28.28%            (---------) - 1 = 23.47%
          $1,000                              $1,000



Oppenheimer Discovery Fund
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2.  Cumulative Total Returns for the Periods Ended 09/30/95:

    The formula for calculating cumulative total return is as follows:

        ERV - P
        ------- = Cumulative Total Return
           P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                             Five Year

    $1,206.62 - $1,000                   $2,713.07 - $1,000
    ------------------  =  20.66%        ------------------  =  171.31%
          $1,000                              $1,000

    Inception

    $4,238.98 - $1,000
    ------------------  = 323.90%
          $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 4.00% for the inception year.

    One Year                             Inception

    $1,220.40 - $1,000                   $1,205.96 - $1,000
    ------------------  =  22.04%        ------------------  =   20.60%
          $1,000                              $1,000


Class Y Shares

Examples, assuming a maximum sales charge of 0.00%:

    One Year                             Inception

    $1,282.81 - $1,000                   $1,323.83 - $1,000
    ------------------  =  28.28%        ------------------  =  32.38%
          $1,000                              $1,000



Oppenheimer Discovery Fund
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2.  Cumulative Total Returns for the Periods Ended 09/30/95 (Continued):

Examples at NAV:

Class A Shares

    One Year                             Five Year

    $1,280.25 - $1,000                   $2,878.54 - $1,000
    ------------------  =  28.03%        ------------------  = 187.85%
          $1,000                              $1,000

    Inception

    $4,497.65 - $1,000
    ------------------  = 349.77%
          $1,000


Class B Shares

    One Year                             Inception

    $1,270.41 - $1,000                   $1,245.97 - $1,000
    ------------------  =  27.04%        ------------------  =  24.60%
          $1,000                              $1,000



Class Y Shares


    One Year                             Inception

    $1,282.81 - $1,000                   $1,323.83 - $1,000
    ------------------  =  28.28%        ------------------  =  32.38%
          $1,000                              $1,000